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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-24689 of Loomis, Fargo & Co. on Form S-1 of our report dated March 14, 1997, relating to the financial statements of Wells Fargo Armored Service Corporation (a wholly owned subsidiary of Borg-Warner Security Corporation), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Historical Financial Information-Wells Fargo Armored" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 17, 1997